                                                                    Exhibit 99.1


Global Crossing's Recurring Adjusted EBITDA Up 23% From
Fourth Quarter 1999, With 14% Growth in Cash Revenue

   .  Cash Revenue from data products now represents 51% of total
      Telecommunications Services revenue.

   . Agreement to acquire IXnet, leading broadband service provider for multinational financial institutions, will expand IP-based service offerings for multinational corporations.

   . GlobalCenter pushes to expand global web-hosting footprint. Revenue growth from the prior quarter exceeds 50%.

   . Asia Global Crossing accelerates East Asia Crossing and begins to consolidate Pacific Crossing 1. Global Crossing closes joint venture with Hutchison Whampoa.

   . Completion of common and convertible preferred stock offerings, combined with other pending financings related to subsidiaries, will complete planned financing for 2000.

   . Gary Cohen from IBM and Joseph Perrone from Arthur Andersen are recruited to senior management team.


Hamilton, Bermuda - May 2, 2000 - Global Crossing Ltd. (Nasdaq: GBLX), which is building and offering services over the world's most extensive global IP-based fiber optic network, today reported first quarter 2000 Cash Revenue of $1,285 million, an increase of 14% over the prior quarter's $1,129 million. Revenue reported for the quarter was $1,120 million, up 5% from $1,065 million in the fourth quarter of 1999. The primary difference between the growth rates of Revenue and Cash Revenue is due to the Company's business practice of selling capacity under terms that require amortization of revenue over the contract life rather than terms that qualify for immediate revenue recognition.

     Recurring Adjusted EBITDA of $401 million was up 23% from the fourth quarter's $325 million. Recurring net loss applicable to common shareholders for the quarter was $279 million, or

$0.36 per share, which includes full-quarter impacts of losses from Racal Telecom and expenses associated with bringing into service Pacific Crossing 1 (PC-1) and Pan European Crossing.

     Compared to the first quarter of 1999, giving effect on a pro forma basis to the acquisitions of Frontier Corporation, Global Marine Systems and Racal Telecom, as well as the consolidation of PC-1, Cash Revenue increased 21%, from $1,065 million to $1,285 million, and Recurring Adjusted EBITDA was up 19%, from $336 million to $401 million.

     "Global Crossing is creating a set of assets that will be difficult to replicate - assets that enable us to hit the sweet spot of two key industries, data services and complex web-hosting, each of which is growing at exponential rates," said Leo Hindery, Jr., Global Crossing Chief Executive Officer. "Our robust global fiber-optic network, which is on track to be fully in place by the middle of next year, combined with our roll-out of customer-centric product capabilities, will enable us to provide unmatched data products, applications and services to multi-national corporations throughout the world. The Global Crossing network was created to serve these customers and other high bandwidth users, and we intend to use it accordingly."

     Added Hindery: "As we invest the final required capital to deploy our announced network and product capabilities that will drive our future growth, we continue to invest as well in our operations, marketing and sales teams in Europe, the Americas and Asia. Our strong growth in cash flow more than made up for these planned increases in operating expenses, with both Adjusted EBITDA and Adjusted EBITDA margin showing strong quarterly increases, as we had indicated they would."

     On May 1, Global Crossing announced that it has recruited to its senior ranks executives from IBM and Arthur Andersen. Gary A. Cohen, General Manager of IBM's Global Telecommunications Industry group, will become Chief Operating Officer of Global Crossing. Cohen, one of the most respected executives in the world of Internet Protocol and a 22-year veteran of IBM, will be responsible for regional and network operations, marine operations, construction, technology and provisioning. Joseph P. Perrone, a senior partner in Arthur Andersen's Communications, Media & Entertainment Practice, will be Senior Vice President, Finance for Global Crossing, reporting to Dan J. Cohrs, Chief Financial Officer.

     During the first quarter, announced route miles scheduled for completion by the end of the first half of 2001 reached 101,000. At the same time, Global Crossing continued its expansion of product capabilities across its global fiber network. By the end of the first quarter, international private line services were available in five European cities and Tokyo, as well as throughout the major cities of North America and the United Kingdom. A full range of voice and data products and data virtual private network services are available in North America and the U.K. By the end of this year, international private line services are expected to extend to the entire Pan European Crossing network and to Japan, Mexico, South America and Hong Kong. Data products, including IP services, ATM and frame relay as well as web-hosting, are expected to be extended by the fourth quarter 2000 into major cities of Europe, Japan, South America and Mexico. Enhanced Advanced Intelligent Network (AIN) features already available in North America will be extended to Europe starting in the second quarter of this year.

     The Company's recently completed offerings of common and convertible preferred stock, combined with operating cash and the proceeds from equity and debt financings to be completed this year related to its Asian joint ventures and other subsidiaries, are expected to fully fund the anticipated business expansion activities of the Global Crossing family of companies for the year 2000.


CONSOLIDATED QUARTERLY SEQUENTIAL RESULTS

      The following table summarizes the quarterly sequential operating results of the Company and its subsidiaries for the three months ended March 31, 2000 and December 31, 1999. Results for the three months ended December 31, 1999 include operations of Global Marine Systems and Frontier Corporation for the full period, and of Racal Telecom from November 24, 1999. Results for the three months ended March 31, 2000 also include the equity in the loss of the Hutchison Global Crossing joint venture from January 12, 2000. Asia Global Crossing recently increased its holdings in PC-1 to 64.5% from 57.75%. As a result of changes in the PC-1 shareholders agreement, Asia Global Crossing has, starting January 1, 2000, begun to consolidate PC-1's operating results.

                                              Three Months Ended                            Change
                                      --------------     --------------     --------------     ----------------
                                         March 31,           December            Amount              Percent
                                            2000             31, 1999
                                      --------------     --------------     --------------     ----------------
                                                  (Unaudited)                            (Unaudited)
                                                                     (in millions)
Consolidated Information*:
--------------------------
Cash Revenue                                  $1,285             $1,129               $156                 13.8%
Recurring Adjusted EBITDA                     $  401             $  325               $ 76                 23.3%

*See Condensed Consolidated Statements of Operations or schedules attached thereto.

Telecommunications Services

     During the first quarter of 2000, the Company continued to see strong growth in Telecommunications Services. Cash Revenue for this segment increased 19% from the fourth quarter of 1999, to $1,026 million. Revenue reported for Telecommunications Services was $860 million compared to $804 million in the prior quarter, an increase of 7%. The unrecognized sales backlog continued to exceed $2 billion at the end of the first quarter of 2000.

     The portion of the Company's Telecommunications Services segment in North America formerly represented by Frontier Communications achieved quarterly sequential growth in Revenue of 12%, and in Cash Revenue of 16%. Comparing to the same period a year ago, this portion of Telecommunications Services Revenue increased by 24%, and Cash Revenue by 27%.

     Revenue from Telecommunications Services commercial customers grew by 17% on a quarterly sequential basis, reflecting a full quarter's contribution from Racal, compared to a partial quarter's contribution in the fourth quarter of 1999, the rapid growth of data revenue within this sector, and a small increase in North American commercial voice revenue, compared to declines in previous quarters.

     In the Telecommunications Services carrier sector, Cash Revenue was $656 million compared to $536 million in the fourth quarter of 1999, representing a quarterly sequential increase of 22%. Carrier Revenue of $490 million represented a 3% increase from the fourth quarter of 1999.

     Cash Revenue from all data products now accounts for 51% of Telecommunications Services Cash Revenue. The continuing shift of the Company's revenue mix toward high-margin data products contributed to stronger Adjusted EBITDA margins in the quarter. Data products, including ATM, dedicated Internet services, frame relay and complex web-hosting, generated triple-digit annualized growth rates for the eighth consecutive quarter.

     The primary difference between the growth rates of Revenue and Cash Revenue for the Telecommunications Services segment, the carrier sector, and data products, is due to the Company's business practice of selling capacity under terms that require amortization of revenue over the contract life rather than terms that qualify for immediate revenue recognition.

     During the quarter, state-of-the-art data virtual private network service was introduced to multiple locations, enabling customers to avoid the cost of private lines and hardware.

     Global Crossing's complex web-hosting business, GlobalCenter, has continued to show strong growth, and by the end of 2000 is expected to have 1.3 million square feet of active data centers. Further expansion of the GlobalCenter footprint is planned in the U.S., Europe and the Asia-Pacific region to meet the growing demand for complex web-hosting and application services around the world. These centers are integrated with the Global Crossing network, providing GlobalCenter's complex web-hosting customers with high-performance Internet connectivity. GlobalCenter increased its strategic partnerships through the establishment of significant arrangements with Tanning Technology, LoudCloud and Storage Networks.

     The pending acquisition of IXnet, a leading provider of IP-based services to multinational financial institutions, was announced on February 22, and is expected to close in June.

Installation and Maintenance Services

     The installation and maintenance business segment, Global Marine, reported external revenue of $72 million, as compared to $76 million in the fourth quarter of 1999. Adjusted EBITDA from external contracts remained constant at $21 million. In January of this year, Global Marine began providing maintenance services for Global Crossing's subsea cable systems. This internal contract required Global Marine's incremental capacity for the quarter, accounting for the unchanged Adjusted EBITDA and the slight decline in revenue from external sources.

Incumbent Local Exchange Carrier Services

     Incumbent Local Exchange Carrier (ILEC) Services reported revenue of $187 million for the quarter, and Adjusted EBITDA of $94 million, both essentially unchanged from the seasonally strong fourth quarter. During the quarter, the ILEC segment introduced its high-speed Internet

Asynchronous Digital Subscriber Line (ADSL) product called Frontier LightningLink. It also announced a complete web-hosting solution for small-to-medium size businesses, which includes web site creation and maintenance at economical rates.

     On May 1, Global Crossing announced that it has retained Chase Securities, Inc. and Merrill Lynch & Co. to assist it in examining strategic options related to these operations and assets.

Asia

     Asia Global Crossing's expansion of the Global Crossing Network into Asia was accelerated during the quarter with the announcement that the cable landing date for Taiwan has been moved up to year-end 2000. The Hutchison Global Crossing joint venture in Hong Kong was finalized, and GlobalCenter Japan, a joint venture among Asia Global Crossing, GlobalCenter and IRI, is being formed.

     Asia Global Crossing is currently developing and operating several networks and joint ventures to provide the Asia-Pacific region unequaled access to a broadband, seamless global network through a combination of high-capacity city rings, terrestrial systems and undersea cables. This effort is expected to be the first to market true pan-Asian IP-level capacity to multinational businesses and carriers in the region.

     Capitalizing on continuing delays in the competing Japan-US transoceanic cable, sales of capacity on PC-1 and Global Access Limited (GAL), which connect Japan and North America, have been well ahead of forecasted amounts.


Definition of Terms Used

     In this press release, "Revenue" refers to revenue reported on the Company's statements of operations according to Generally Accepted Accounting Principles. "Cash Revenue" refers to Revenue plus the cash portion of the change
in deferred revenue.   Adjusted earnings before interest, taxes, depreciation
and amortization, "Adjusted EBITDA," refers to operating income (loss) plus goodwill amortization, depreciation and amortization, non-cash cost of capacity sold, stock related expenses and the cash portion of the change in deferred revenue, which definition is consistent with the financial covenants contained in the company's major financial agreements.

"Recurring Adjusted EBITDA" refers to Adjusted EBITDA plus one-time merger and integration expenses and other non-recurring expenses.

About Global Crossing

     Global Crossing Ltd. (Nasdaq: GBLX) is building and offering services over the world's most extensive global IP-based fiber optic network, which will have more than 101,000 route miles, serving five continents, 27 countries and more than 200 major cities. Global Crossing's subsidiary, GlobalCenter Inc., is a leading Internet service business, and its customers include many of the largest and most densely trafficked sites on the Web. Asia Global Crossing, a joint venture among Global Crossing, Microsoft Corporation (Nasdaq: MSFT), and Softbank Corp. (Tokyo Stock Exchange: 9984), is building the first pan-Asian broadband IP network to provide broadband and Internet services to the Asia-Pacific region. Global Crossing's operations are headquartered in Hamilton, Bermuda, with principal offices in Los Angeles, California; London, England; Morristown, New Jersey; Rochester, New York; and Miami, Florida. Visit Global Crossing at www.globalcrossing.com on the Web.

                                     # # #

Statements made in this press release that state the Company's or management's intentions, beliefs, expectations, or predictions for the future are forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include: the ability to complete systems within currently estimated time frames and budgets; the ability to compete effectively in a rapidly evolving and price competitive marketplace; changes in the nature of telecommunications regulation in the United States and other countries; changes in business strategy; the successful integration of newly-acquired businesses; the impact of technological change; and other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission.

Investor contacts:

Jensen Chow
+1 310 385 5283
investors@globalcrossing.com
----------------------------


Press contacts:

Tom Goff
+ 1 310 385 5231
tgoff@globalcrossing.com
------------------------




Kim Polan
+ 1 212 687 8080
kpolan@sardverb.com
-------------------

GLOBAL CROSSING LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2000 and December 31, 1999

(Unaudited)

(In thousands, except share and per share amounts)

==================================================================================================================================
                                                           Three Months Ended                              Change
                                              -------------------------------------------   --------------------------------------
                                                   March 31, 2000     December 31, 1999             Amount              Percent
==================================================================================================================================
REVENUE                                                $1,119,516            $1,065,461           $  54,055                 5.1%

EXPENSES:

 Cost of sales                                            579,907               571,176              (8,731)               (1.5%)
 Operations, administrative and maintenance               144,283               117,352             (26,931)              (22.9%)
 Sales and marketing                                      103,719               101,211              (2,508)               (2.5%)
 Network development                                       17,645                11,667              (5,978)              (51.2%)
 General and administrative                               150,359               121,127             (29,232)              (24.1%)
 Stock related expense                                     18,850                12,697              (6,153)              (48.5%)
 Depreciation and amortization                            140,943               107,974             (32,969)              (30.5%)
 Goodwill amortization                                    131,634               123,814              (7,820)               (6.3%)
----------------------------------------------------------------------------------------------------------------------------------
                                                        1,287,340             1,167,018            (120,322)              (10.3%)
----------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                                  (167,824)             (101,557)            (66,267)              (65.3%)

Equity in income (loss) of affiliates                      (5,140)               21,180             (26,320)             (124.3%)
Minority interest                                         (15,731)               (1,338)            (14,393)           (1,075.7%)
Other income (expense):
 Interest income                                           22,798                21,744               1,054                 4.8%
 Interest expense                                         (85,676)              (57,539)            (28,137)              (48.9%)
 Other income (expense), net                               (5,628)              (34,957)             29,329                83.9%
----------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE PROVISION FOR INCOME
 TAXES  AND EXTRAORDINARY ITEM                           (257,201)             (152,467)           (104,734)              (68.7%)

 (Provision) benefit  for income taxes                     (5,000)              (16,483)             11,483                69.7%
----------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM              (262,201)             (168,950)            (93,251)              (55.2%)

 Extraordinary loss on retirement of debt                       -               (30,816)             30,816               100.0%
----------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                        (262,201)             (199,766)            (62,435)              (31.3%)

 Preferred stock dividends                                (45,258)              (25,359)            (19,899)              (78.5%)

 After tax interest on convertible debt                         -                    30                 (30)             (100.0%)
----------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) APPLICABLE TO COMMON
 SHAREHOLDERS                                          $ (307,459)           $ (225,095)          $ (82,364)              (36.6%)
==================================================================================================================================

(The three months ended March 31, 2000, includes Global Crossing (with PC-1 consolidated), Frontier, Global Marine Systems, Racal
  Telecom and equity in the income (loss) of the Hutchison Global Crossing joint venture from January 12, 2000. The three months ended December 31, 1999, includes Global Crossing, Frontier, Global Marine Systems, Racal Telecom from November 24, 1999.)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March  31, 2000 and December 31, 1999

(Unaudited)

(In thousands, except share and per share amounts)

===================================================================================================================================
                                                           Three Months Ended                                Change
                                              -------------------------------------------------------------------------------------
                                                    March 31, 2000     December 31, 1999               Amount           Percent
===================================================================================================================================
INCOME (LOSS) PER COMMON SHARE:

 Income (loss) applicable to common
   shareholders before extraordinary item
  Basic                                              $      (0.39)         $      (0.25)           $    (0.14)           (56.0%)
  Diluted                                            $      (0.39)         $      (0.25)           $    (0.14)           (56.0%)
 Extraordinary loss on retirement of debt
  Basic                                              $  -                  $      (0.04)           $     0.04            100.0%
  Diluted                                            $  -                  $      (0.04)           $     0.04            100.0%
 Net income (loss) applicable to common
   shareholders
  Basic                                              $      (0.39)         $      (0.29)           $    (0.10)           (34.5%)
  Diluted                                            $      (0.39)         $      (0.29)           $    (0.10)           (34.5%)
 Shares used in computing income (loss)
   per share
  Basic                                               778,780,323           772,929,855             5,850,468              0.8%
  Diluted                                             778,780,323           772,929,855             5,850,468              0.8%
===================================================================================================================================
RECURRING INCOME (LOSS):
 Income (loss) applicable to common
   shareholders                                      $   (307,459)         $   (225,095)           $  (82,364)           (36.6%)
 Merger-related and severance expenses                     12,585                 7,600                (4,985)           (65.6%)
 Non-cash severance                                         9,862                     -                (9,862)               -
 Extraordinary loss on retirement of debt                       -                30,816               (30,816)          (100.0%)
 Other (income) expense, net                                5,628                34,957               (29,329)           (83.9%)
-----------------------------------------------------------------------------------------------------------------------------------
 RECURRING NET INCOME (LOSS) APPLICABLE
   TO COMMON SHAREHOLDERS                            $   (279,384)         $   (151,722)           $ (127,662)           (84.1%)
-----------------------------------------------------------------------------------------------------------------------------------
 Goodwill amortization                                    131,634               123,814                 7,820              6.3%
-----------------------------------------------------------------------------------------------------------------------------------
 RECURRING INCOME (LOSS) APPLICABLE TO
   COMMON SHAREHOLDERS BEFORE GOODWILL
   AMORTIZATION                                      $   (147,750)         $    (27,908)           $ (119,842)          (429.4%)
-----------------------------------------------------------------------------------------------------------------------------------
RECURRING NET INCOME (LOSS) PER
  COMMON SHARE:
 Recurring net income (loss) applicable
   to common shareholders
  Basic                                              $      (0.36)         $      (0.20)           $    (0.16)           (80.0%)
  Diluted                                            $      (0.36)         $      (0.20)           $    (0.16)           (80.0%)
 Recurring income (loss) applicable to
   common shareholders before goodwill
   amortization
  Basic                                              $      (0.19)         $      (0.04)           $    (0.15)          (375.0%)
  Diluted                                            $      (0.19)         $      (0.04)           $    (0.15)          (375.0%)
 Shares used in computing net income
   (loss) per share
  Basic                                               778,780,323           772,929,855             5,850,468              0.8%
  Diluted                                             778,780,323           772,929,855             5,850,468              0.8%
===================================================================================================================================
ADJUSTED EBITDA AND RECURRING ADJUSTED
  EBITDA:
 Operating income (loss)                             $   (167,824)         $   (101,557)           $  (66,267)           (65.3%)
 Goodwill amortization                                    131,634               123,814                 7,820              6.3%
 Depreciation and amortization                            140,943               107,974                32,969             30.5%
 Stock related expense                                     18,850                12,697                 6,153             48.5%
 Non-cash cost of capacity sold                            99,056               111,175               (12,119)           (10.9%)
 Cash portion of the change in deferred
   revenue                                                165,932                63,740               102,192            160.3%
-----------------------------------------------------------------------------------------------------------------------------------
 ADJUSTED EBITDA                                     $    388,591          $    317,843            $   70,748             22.3%
-----------------------------------------------------------------------------------------------------------------------------------
 Merger-related and severance expenses                     12,585                 7,600                 4,985             65.6%
-----------------------------------------------------------------------------------------------------------------------------------
 RECURRING ADJUSTED EBITDA                           $    401,176          $    325,443            $   75,733             23.3%
===================================================================================================================================

(The three months ended March 31, 2000, includes Global Crossing (with PC-1 consolidated), Frontier, Global Marine Systems, Racal
  Telecom and equity in the income (loss) of the Hutchison Global Crossing joint venture from January 12, 2000. The three months ended December 31, 1999, includes Global Crossing, Frontier, Global Marine Systems and Racal Telecom from November 24, 1999.)


GLOBAL CROSSING LTD. AND SUBSIDIARIES

UNAUDITED BUSINESS SEGMENT INFORMATION

For the Three Months Ended March 31, 2000 and December 31, 1999

(In thousands)
===================================================================================================================================
                                                      Three Months Ended                                 Change
                                         --------------------------------------------------------------------------------------
                                              March 31, 2000      December 31, 1999                Amount                Percent
===================================================================================================================================

TELECOMMUNICATIONS SERVICES:
CASH REVENUE:
 Commercial                                      $   327,020            $   279,603            $   47,417                  17.0%
 Consumer                                             43,644                 46,661                (3,017)                 (6.5%)
 Carrier                                             655,696                536,021               119,675                  22.3%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL CASH REVENUE                                 1,026,360                862,285               164,075                  19.0%
-----------------------------------------------------------------------------------------------------------------------------------
REVENUE:
 Commercial                                          327,020                279,603                47,417                  17.0%
 Consumer                                             43,644                 46,661                (3,017)                 (6.5%)
 Carrier                                             489,764                477,357                12,407                   2.6%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL REVENUE                                        860,428                803,621                56,807                   7.1%
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                             (208,255)              (139,095)              (69,160)                (49.7%)
ADJUSTED EBITDA                                      286,514                210,297                76,217                  36.2%
CASH PAID FOR CAPITAL EXPENDITURES                   852,493                559,440               293,053                  52.4%
TOTAL ASSETS                                      18,389,031             16,813,242             1,575,789                   9.4%
===================================================================================================================================
INSTALLATION AND MAINTENANCE:
CASH REVENUE                                          72,266                 80,995                (8,729)                (10.8%)
REVENUE                                               72,266                 75,919                (3,653)               (4.8%)%
OPERATING INCOME (LOSS)                                 (879)                (8,841)                7,962                  90.1%
ADJUSTED EBITDA                                       20,733                 20,540                   193                   0.9%
CASH PAID FOR CAPITAL EXPENDITURES                    30,315                 34,828                (4,513)                (13.0%)
TOTAL ASSETS                                       1,741,712              1,519,166               222,546                  14.6%
===================================================================================================================================
INCUMBENT LOCAL EXCHANGE CARRIER:
REVENUE                                              186,822                185,921                   901                   0.5%
OPERATING INCOME (LOSS)                               53,895                 53,979                   (84)                 (0.2%)
ADJUSTED EBITDA                                       93,929                 94,606                  (677)                 (0.7%)
CASH PAID FOR CAPITAL EXPENDITURES                    50,940                 48,311                 2,629                   5.4%
TOTAL ASSETS                                       1,359,227              1,373,172               (13,945)                 (1.0%)
===================================================================================================================================
CORPORATE OPERATONS AND OTHER:
OPERATING INCOME (LOSS)                              (12,585)                (7,600)               (4,985)                (65.6%)
ADJUSTED EBITDA                                      (12,585)                (7,600)               (4,985)                (65.6%)
===================================================================================================================================
CONSOLIDATED:
CASH REVENUE                                       1,285,448              1,129,201               156,247                  13.8%
REVENUE                                            1,119,516              1,065,461                54,055                   5.1%
OPERATING INCOME (LOSS)                             (167,824)              (101,557)              (66,267)                (65.3%)
ADJUSTED EBITDA                                      388,591                317,843                70,748                  22.3%
RECURRING OPERATING INCOME (LOSS)                   (155,239)               (93,957)              (61,282)                (65.2%)
RECURRING ADJUSTED EBITDA                            401,176                325,443                75,733                  23.3%
CASH PAID FOR CAPITAL EXPENDITURES                   933,748                642,579               291,169                  45.3%
TOTAL ASSETS                                     $21,489,970            $19,705,580            $1,784,390                   9.1%
===================================================================================================================================
(The three months ended March 31, 2000, includes Global Crossing (with PC-1 consolidated), Frontier, Global Marine Systems, Racal
  Telecom and equity in the income (loss) of the Hutchison Global Crossing joint venture from January 12, 2000. The three months ended December 31, 1999, includes Global Crossing, Frontier, Global Marine Systems and Racal Telecom from November 24, 1999.)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)
================================================================================================================================
                                                                        As of                                 Change
                                               ---------------------------------------------------------------------------------
                                                          March 31, 2000        December 31, 1999        Amount     Percent
================================================================================================================================
                                                            (unaudited)
ASSETS:
 Current assets:
   Cash and cash equivalents                                 $ 1,250,953         $ 1,633,499        $ (382,546)      (23.4%)
   Restricted cash and cash equivalents                          133,016              93,294            39,722        42.6%
   Accounts receivable, net                                      912,071             966,973           (54,902)       (5.7%)
   Other assets and prepaid costs                                319,562             252,767            66,795        26.4%
--------------------------------------------------------------------------------------------------------------------------------
   Total current assets                                        2,615,602           2,946,533          (330,931)      (11.2%)
 Restricted cash and investments                                  69,545             138,118           (68,573)      (49.6%)
 Accounts receivable                                              42,419              52,052            (9,633)      (18.5%)
 Property, plant and equipment, net                            7,985,651           6,026,053         1,959,598        32.5%
 Goodwill, net                                                 9,436,715           9,557,422          (120,707)       (1.3%)
 Investments in and advances to/from
   affiliates, net                                               604,291             323,960           280,331        86.5%
 Other assets                                                    735,747             661,442            74,305        11.2%
--------------------------------------------------------------------------------------------------------------------------------
   Total assets                                              $21,489,970         $19,705,580        $1,784,390         9.1%
================================================================================================================================

LIABILITIES:
 Current liabilities:
   Accrued construction costs                                $   570,461         $   275,361        $  295,100       107.2%
   Accounts payable and accrued liabilities                      919,910             980,131           (60,221)       (6.1%)
   Accrued interest and preferred dividends                      162,260              66,745            95,515       143.1%
   Deferred revenue                                              216,234             127,367            88,867        69.8%
   Income taxes payable                                           88,325             140,034           (51,709)      (36.9%)
   Current portion of long term debt                              11,649               5,496             6,153       111.9%
   Other current liabilities                                     264,314             257,459            (6,855)        2.7%
--------------------------------------------------------------------------------------------------------------------------------
   Total current liabilities                                   2,233,153           1,852,593           380,560        20.5%
 Long term debt                                                6,031,662           5,018,544         1,013,118        20.2%
 Deferred revenue                                                489,331             383,287           106,044        27.7%
 Deferred credits and other                                      819,485             796,606            22,879         2.9%
--------------------------------------------------------------------------------------------------------------------------------
   Total liabilities                                           9,573,631           8,051,030         1,522,601        18.9%
--------------------------------------------------------------------------------------------------------------------------------
MINORITY INTEREST                                                478,030             351,338           126,692        36.1%

PREFERRED STOCK                                                2,485,267           2,084,697           400,570        19.2%

SHAREHOLDERS' EQUITY:
 Common stock                                                      8,030               7,992                38         0.5%
 Treasury stock                                                 (209,415)           (209,415)                -         0.0%
 Other shareholders' equity                                    9,575,617           9,578,927            (3,310)       (0.0%)
 Accumulated deficit                                            (421,190)           (158,989)         (262,201)     (164.9%)
--------------------------------------------------------------------------------------------------------------------------------
                                                               8,953,042           9,218,515          (265,473)       (2.9%)
--------------------------------------------------------------------------------------------------------------------------------
   Total liabilities and shareholders'
     equity                                                  $21,489,970         $19,705,580        $1,784,390         9.1%
================================================================================================================================

(As of March 31, 2000, includes Global Crossing (with PC-1 consolidated), Frontier, Global Marine Systems, Racal Telecom and
  investment in the Hutchison Global Crossing joint venture. As of December 31, 2000, includes Global Crossing, Frontier, Global
                                                Marine Systems and Racal Telecom.)

GLOBAL CROSSING LTD. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

(In thousands)

==================================================================================================================
                                               Three Months Ended                           Change
                                       ---------------------------------    ----------------------------------
                                         March 31,         December 31,           Amount             Percent
                                           2000               1999
==================================================================================================================
TELECOMMUNICATIONS SERVICES

PRODUCT CASH REVENUE:
 Switched Voice                             $  400,966        $  346,534         $   54,432               15.7%
 CLEC (Local and LD)                            62,524            60,171              2,353                3.9%
------------------------------------------------------------------------------------------------------------------
Total Business Voice Products                  463,490           406,705             56,785               14.0%
 Data                                          519,225           408,919            110,306               27.0%
 Consumer Long Distance                         43,645            46,661             (3,016)              (6.5%)
------------------------------------------------------------------------------------------------------------------
Total Product Cash Revenue                  $1,026,360        $  862,285         $  164,075               19.0%
------------------------------------------------------------------------------------------------------------------

PRODUCT REVENUE:
 Switched Voice                             $  400,966        $  346,534         $   54,432               15.7%
 CLEC (Local and LD)                            62,524            60,171              2,353                3.9%
------------------------------------------------------------------------------------------------------------------
Total Business Voice Products                  463,490           406,705             56,785               14.0%
 Data                                          353,293           350,255              3,038                0.9%
 Consumer Long Distance                         43,645            46,661             (3,016)              (6.5%)
------------------------------------------------------------------------------------------------------------------
Total Product Revenue                       $  860,428        $  803,621         $   56,807                7.1%
------------------------------------------------------------------------------------------------------------------
MINUTES/1/:
 Commercial                                  1,662,485         1,579,860             82,625                5.2%
 Consumer                                      274,876           277,378             (2,502)              (0.9%)
 Carrier                                     5,146,237         3,976,332          1,169,905               29.4%
------------------------------------------------------------------------------------------------------------------
TOTAL MINUTES                                7,083,598         5,833,570          1,250,028               21.4%
==================================================================================================================
INCUMBENT LOCAL EXCHANGE CARRIER

ACCESS LINES/1/
 Commercial                                        337               335                  2                0.6%
 Consumer                                          745               737                  8                1.1%
------------------------------------------------------------------------------------------------------------------
TOTAL ACCESS LINES                               1,082             1,072                 10                0.9%
==================================================================================================================

             (Including Global Crossing (with PC-1 consolidated), Frontier, Global Marine Systems and
                                     Racal Telecom for all periods presented)






-------------------------------------
/1/Data presented for former Frontier Corporation only.